U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MainStay cbre global infrastructure megatrends fund

(Exact Name of Registrant as Specified in Agreement and Declaration of Trust)

STATE OF DELAWARE

(Jurisdiction of Organization)

SEE BELOW

(I.R.S. Employer Identification No.)

51 MADISON AVENUE, NEW YORK, NEW YORK

(Address of Principal Executive Offices)

10010

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Securities Being Registered	Name of Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
Common Shares, $0.001 par value	New York Stock Exchange	87-0985655

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates:   333-255283

Securities to be registered pursuant to Section 12(g) of the Act:    None.

Item 1.	Description of Registrant’s Securities to be Registered:

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-255283 and 811-23654) as filed electronically with the Securities and Exchange Commission (the “Commission”) on April 16, 2021 (Accession No. 0001104659-21-051250) (“Registration Statement on Form N-2”), as amended by Pre-Effective No. 1 to the Registration Statement on Form N-2, as filed with the Commission on September 7, 2021 (Accession No. 0001104659-21-113322) and as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on September 27, 2021 (Accession No. 0001104659-21-119504).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MainStay CBRE Global Infrastructure Megatrends Fund

/s/ Kirk C. Lehneis
Kirk C. Lehneis
President and Principal Executive Officer

Date: October 20, 2021